Exhibit 99.3

Eagan Lodging Investors II, LLC

Financial Statements for the Years Ended

December 31, 2018 and 2017 and

Independent Auditor’s Report

EAGAN LODGING INVESTORS II, LLC

TABLE OF CONTENTS

Page

Independent Auditors’ Report	1

Financial Statements:

Balance Sheets as of December 31, 2018 and December 31, 2017	2

Statements of Operations for the Years Ended December 31, 2018 and December 31, 2017	3

Statements of Changes in Equity for the Years Ended December 31, 2018 and December 31, 2017	4

Statements of Cash Flows for the Years Ended December 31, 2018 and December 31, 2017	5

Notes to Financial Statements	6-9

INDEPENDENT AUDITORS’ REPORT

To the Shareholders and Board of Directors of
Lodging Fund REIT III, Inc.

We have audited the accompanying financial statements of Eagan Lodging Investors II, LLC (the “Company”), which comprise the balance sheet as of December 31, 2018 and 2017, and the related statements of income, statements of changes in members’ equity, and the statements of cash flows, for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Eagan Lodging Investors II, LLC as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 1 to the financial statements, the Company was acquired by Lodging Fund REIT III, Inc. Our opinion is not modified with respect to this matter.

/s/ Deloitte & Touche LLP

September 13, 2019

Eagan Lodging Investors II, LLC

Balance Sheets

December 31, 2018 and 2017

	2018	2017
ASSETS

Investment in hotel properties, net of accumulated depreciation of $1,577,874 and $1,378,414	$5,284,470	$5,291,488
Cash	183,952	152,628
Restricted cash	345,400	198,557
Accounts recievable	39,474	39,385
Franchise fees, net	69,829	76,862
Prepaid expenses	15,124	13,348

Total Assets	5,938,249	5,772,268

LIABILITIES

Debt, net of unamortized debt issuance costs of $143,253 and $170,540	10,710,995	9,141,587
Accounts payable	60,012	1,132,156
Due to related parties	32,816	28,174
Accrued expenses	95,783	76,509
Other liabilities	22,347	120,324
Total Liabilities	10,921,953	10,498,750

Total Equity	(4,983,704)	(4,726,482)

Total Liabilities and Equity	$5,938,249	$5,772,268

See accompanying notes to financial statements.

2

Eagan Lodging Investors II, LLC

Statements of Operations

For the Years Ended December 31, 2018 and 2017

	2018	2017

Revenue
Room revenue	$4,050,972	$3,561,920
Other revenue	41,241	39,931
Total Revenue	4,092,213	3,601,851

Expenses
Property operations	2,279,972	2,868,277
Sales and marketing	435,227	409,358
Management fees	222,327	183,332
Franchise fees	169,003	149,501
General and administrative	48,375	58,684
Depreciation	337,193	121,283
Total Expenses	3,492,097	3,790,435

Other Income (Expense)
Interest expense	(504,544)	(335,855)
Loss on disposal of assets	(1,305)	(466,548)
Other income (expense), net	18,511	(63,524)
Total Other Income (Expense)	(487,338)	(865,927)

Net (Loss) Income	$112,778	$(1,054,511)

See accompanying notes to financial statements.

3

Eagan Lodging Investors II LLC

Statements of Changes in Equity

For the Years Ended December 31, 2018 and 2017

Balance - December 31, 2016	$(2,436,971)
Distributions	(1,310,000)
Contributions	75,000
Net loss	(1,054,511)
Balance - December 31, 2017	(4,726,482)
Distributions	(370,000)
Net income	112,778
Balance - December 31, 2018	$(4,983,704)

See accompanying notes to financial statements.

4

Eagan Lodging Investors II LLC

Statements of Cash Flows

For the Years Ended December 31, 2018 and 2017

	2018	2017

Cash Flows From Operating Activities
Net income (loss)	112,778	(1,054,511)
Adjustments to reconcile net income (loss) to cash(used in) provided by operating activities:
Depreciation	337,193	121,283
Amortization	34,320	37,304
Loss on disposal of hotel assets	1,305	466,548
Loss on extinguishment of debt	—	83,353
Change in operating assets and liabilities:
Restricted cash	(146,843)	1,228,920
Accounts receivable	(89)	7,049
Prepaids	(1,776)	(152)
Accounts payable	(1,072,144)	1,071,699
Accrued expenses	19,273	20,401
Due to related parties	4,642	2,571
Other liabilities	(97,977)	95,410
Net cash (used in) provided by operating activities	(809,318)	2,079,875

Cash Flows From Investing Activities
Improvements and additions to hotel property	(331,479)	(2,655,106)
Net cash used investing activities	(331,479)	(2,655,106)

Cash Flows From Financing Activities
Payment of debt issuance costs	—	(191,004)
Proceeds from issuance of debt	1,699,764	9,312,127
Principal payments on debt	(157,643)	(7,534,722)
Contributions	—	75,000
Distributions	(370,000)	(1,310,000)
Net cash provided by financing activities	1,172,121	351,401

Net Change in Cash	31,324	(223,830)
Beginning Cash	152,629	376,459
Ending Cash	$183,953	$152,629

Supplemental Disclosures of Cash Flow Information
Interest paid	$467,557	$291,804
Income taxes paid	$—	$—

See accompanying notes to financial statements.

5

EAGAN LODGING INVESTORS II, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

1.                                      ORGANIZATION AND SUMMARY SIGNIFICANT ACCOUNTING POLICIES

Organization — Eagan Lodging Investors II, LLC (the “Company”) was formed and began operations on July 30, 1993.  The Company’s corporate office is located in Middleton, Wisconsin.  The Company owned and operated a Hampton Inn hotel in Eagan, Minnesota (the “Property”).

The Property was acquired by a wholly-owned subsidiary of Lodging Fund REIT III, Inc. (“LF REIT III”) on June 19, 2019, for $13.95 million (see Note 4).  The acquisition was accounted for as an asset acquisition in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”).

The accompanying financial statements have been prepared for the purpose of complying with the provisions of Article 3-05 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to the acquisition of a significant business to be included with certain filings with the SEC. The financial statements and related notes have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (‘‘GAAP’’).

Cash and Cash Equivalents—Cash includes cash in bank accounts.  The Company deposits cash with high-quality financial institutions. These deposits are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to an insurance limit of $250,000. At times, the Company’s cash balances may exceed federally insured levels.

Restricted Cash—Restricted cash consists of certain funds maintained in escrow accounts to fund future payments for property tax obligations and reserves for future capital expenditures.

Investment in Hotel Properties—The Company evaluates whether each hotel property acquisition should be accounted for as an asset acquisition or a business combination. If substantially all of the fair value of the gross assets acquired is concentrated in a single asset or a group of similar identifiable assets, then the transaction is considered to be an asset acquisition. All of the Company’s acquisitions since inception have been determined to be asset acquisitions. Transaction costs associated with asset acquisitions will be capitalized and transaction costs associated with business combinations will be expensed as incurred. The Company’s acquisitions generally consist of land, land improvements, buildings, building improvements, and furniture, fixtures and equipment (‘‘FF&E’’). The Company may also acquire intangible assets or liabilities related to in-place leases, management agreements, debt, franchise agreements and advanced bookings. The Company allocates the purchase price among the assets acquired and the liabilities assumed based on their respective fair values at the date of acquisition. The Company determines the fair value by using market data and independent appraisals available to us and making numerous estimates and assumptions.

The Company’s investments in hotel properties are carried at cost and are depreciated using the straight-line method over the estimated useful lives of 15 years for land improvements, 15 years for building improvements, 40 years for buildings and three to seven years for FF&E. Maintenance and repairs are expensed and major renewals or improvements to the hotel properties are capitalized. Interest used to finance the real estate under development

6

is capitalized as an additional cost of development. The Company discontinues the capitalization of interest once the real estate development project is substantially complete. The Company assesses the carrying value of its hotel properties whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. The recoverability is measured by comparing the carrying amount to the estimated future undiscounted cash flows which take into account current market conditions and the Company’s intent with respect to holding or disposing of the hotel properties. If the Company’s analysis indicates that the carrying value is not recoverable on an undiscounted cash flow basis, the Company will recognize an impairment loss for the amount by which the carrying value exceeds the fair value. The fair value is determined through various valuation techniques, including internally developed discounted cash flow models, comparable market transactions or third-party appraisals.

The use of projected future cash flows is based on assumptions that are consistent with a market participant’s future expectations for the travel industry and the economy in general and the Company’s expected use of the underlying hotel properties. The assumptions and estimates related to the future cash flows and the capitalization rates are complex and subjective in nature. Changes in economic and operating conditions that occur subsequent to a current impairment analysis and the Company’s ultimate use of the hotel property could impact the assumptions and result in future impairment losses to the hotel properties.

Accounts Receivable—Accounts receivable consist primarily of receivables due from hotel guests, which are uncollateralized customer obligations. Management determines the likelihood of collectability of receivables on an individual customer basis, based on length outstanding, likelihood of collecting, and the customer’s current economic status. The carrying amount of the accounts receivables is reduced by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected.

Revenue Recognition - Revenues consist of amounts derived from hotel operations, including room sales and other hotel revenues.  These revenues are recorded net of any sales and occupancy taxes collected from the hotel guests. All revenues are recorded on an accrual basis as they are earned. Any cash received prior to a guest’s arrival is recorded as an advance deposit from the guest and recognized as revenue at the time of the guest’s occupancy at the hotel property.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and certain expenses during the reporting period. Actual results could differ materially from the estimates in the near term.

Property Operating Expenses — Property operations expenses represent direct expenses of operating the Property and include personnel costs, maintenance and repairs, utilities, travel agent commissions, property taxes, and insurance costs.  Maintenance and repairs are charged to operations as incurred.

Franchise Fees—The Company pays initial fees related to hotel franchise rights prior to acquiring a hotel property. Initial franchise fees related to hotel properties that are acquired are amortized on a straight-line basis over the life of the agreement. Franchise fees on the accompanying statements of operations include the amortization of initial franchise fees, as well as monthly fees paid to franchisors for royalty, marketing, reservation fees and other related costs.

Deferred Financing Costs—Deferred financing costs represent commitment fees, origination fees, legal fees, and other costs associated with obtaining commitments for financing. Deferred financing costs are presented on the balance sheets as a direct deduction from the

7

carrying amount of the related debt liability. These costs are amortized to interest expense over the terms of the respective financing agreements using the straight-line method, which approximates the effective interest method. The Company expenses unamortized deferred financing costs when the associated financing agreement is refinanced or repaid before maturity unless certain criteria are met that would allow for the carryover of such costs to the refinanced agreement.

Recent Accounting Pronouncements - In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The core principle of the new standard is that revenue should be recognized to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 is effective for fiscal years beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. The Company is evaluating the impacts of the new standard and does not expect the adoption of the standard to have a material impact on the Company’s financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases” (“ASU No. 2016-02”) (Topic 842), which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). ASU No. 2016-02 requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase of the leased asset by the lessee. This classification will determine whether the lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right of use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales type leases, direct financing leases and operating leases. ASU No. 2016-02 is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. The Company is evaluating the impacts of the new standard and does not expect the adoption of the standard to have a material impact on the Company’s financial statements.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230), Restricted Cash, which is intended to reduce diversity in practice in the classification and presentation of changes in restricted cash in the statement of cash flows. Under this standard, restricted cash and restricted cash equivalents are included with cash and cash equivalents when reconciling the beginning of period and end of period total amounts shown in the statement of cash flows. ASU 2016-18 is effective for fiscal years beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019, and early adoption is permitted. The Company is evaluating the impacts of the new standard and does not expect the adoption of the standard to have a material impact on the Company’s financial statements.

2.                                      DEBT

On April 7, 2017, the Company entered into a $22.5 million loan agreement, which was used to pay off and refinance the existing debt on the property and fund the construction costs incurred in connection with renovating the Company’s hotel property.  The loan was collateralized by the Company’s hotel property as well as a property of an affiliated entity.  The loan had a variable interest rate equal to one-month LIBOR plus 2.30%, required interest only payments for the first 12 months and principal and interest payments thereafter with a balloon payment due at maturity in April 2024.  The interest rate on the loan at December 31, 2018 and 2017 was 4.60% and 3.66%, respectively.  The outstanding

8

balance on the loan at December 31, 2018 and 2017 was $10,854,248 and $9,312,127, respectively.

3.                                      COMMITMENTS AND CONTINGENCIES

Litigation - The Property may be subject to legal claims in the ordinary course of business.  The Company is not aware of any legal proceedings of which the outcome is probable or reasonably possible to have a material adverse effect on the Company’s results of operations, cash flows or financial condition, which would require accrual or disclosure of the contingency and possible range of loss.

Environmental Matters - In connection with the ownership and operation of real estate, the Property may be liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

4.                                      SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for recognition or disclosure through September 13, 2019, the date these financial statements were available to be issued.

On June 19, 2019, the Company sold its hotel property for $13.95 million in cash to a wholly-owned subsidiary of LF REIT III.

9

Eagan Lodging Investors II, LLC

Financial Statements for the Three Months Ended

March 31, 2019 and 2018

Unaudited

EAGAN LODGING INVESTORS II, LLC

TABLE OF CONTENTS

Page

Financial Statements:

Balance Sheets as of March 31, 2019 and 2018	1

Statements of Operations for the Three Months Ended March 31, 2019 and 2018	2

Statements of Changes in Equity for the Three Months Ended March 31, 2019 and 2018	3

Statements of Cash Flows for the Three Months Ended March 31, 2019 and 2018	4

Notes to Financial Statements	5-8

Eagan Lodging Investors II, LLC

Balance Sheets

For the Three Months Ended March 31, 2019 and 2018

Unaudited

	2019	2018
ASSETS

Investment in hotel properties, net of accumulated depreciation of $1,663,509 and $1,462,532	$5,198,835	$5,427,832
Cash	121,515	309,885
Restricted cash	437,498	293,501
Accounts recievable	97,056	61,734
Franchise fees, net	68,071	75,104
Prepaid expenses	14,234	29,576

Total Assets	5,937,209	6,197,632

LIABILITIES

Debt, net of unamortized debt issuance costs of $136,432 and $163,718	10,323,568	10,465,329
Accounts payable	89,081	91,216
Due to related parties	325,763	31,147
Accrued expenses	139,152	150,545
Other liabilities	35,024	37,774
Total Liabilities	10,912,588	10,776,011

Total Equity	(4,975,379)	(4,578,379)

Total Liabilities and Equity	$5,937,209	$6,197,632

See accompanying notes to financial statements.

Eagan Lodging Investors II, LLC

Statements of Operations

For the Three Months Ended March 31, 2019 and 2018

Unaudited

	2019	2018
Revenue
Room revenue	$874,465	$1,022,188
Other revenue	18,582	8,514
Total Revenue	893,047	1,030,702

Expenses
Property operations	459,874	477,919
Sales and marketing	111,679	106,512
Management fees	50,644	51,911
Franchise fees	36,812	42,637
General and administrative	11,326	10,367
Depreciation	85,634	84,118
Total Expenses	755,969	773,464

Other Income (Expense)
Interest expense	(133,530)	(113,186)
Other income (expense), net	4,777	4,051
Total Other Income (Expense)	(128,753)	(109,135)

Net Income	$8,325	$148,103

See accompanying notes to financial statements.

Eagan Lodging Investors II LLC

Statements of Changes in Equity

For the Three Months Ended March 31, 2019 and 2018

Unaudited

Balance - December 31, 2018	$(4,983,704)
Net income	8,325
Balance - March 31, 2019	$(4,975,379)

Balance - December 31, 2017	$(4,726,482)
Net income	148,103
Balance - March 31, 2018	$(4,578,379)

See accompanying notes to financial statements.

Eagan Lodging Investors II LLC

Statements of Cash Flows

For the Three Months Ended March 31, 2019 and 2018

Unaudited

	2019	2018

Cash Flows From Operating Activities
Net income	$8,325	$148,103
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation	85,634	84,118
Amortization	8,580	8,580
Change in operating assets and liabilities:
Restricted cash	(92,097)	(94,944)
Accounts receivable	(57,582)	(22,349)
Prepaids	890	(16,228)
Accounts payable	29,069	(1,040,940)
Accrued expenses	43,369	74,035
Due to related parties	292,947	2,973
Other liabilities	12,676	(82,549)
Net cash provided by (used in) operating activities	331,811	(939,201)

Cash Flows From Investing Activities
Improvements and additions to hotel property	—	(220,462)
Net cash used in investing activities	—	(220,462)

Cash Flows From Financing Activities
Proceeds from issuance of debt	—	1,316,920
Principal payments on debt	(394,248)	—
Net cash (used in) provided by financing activities	(394,248)	1,316,920

Net Change in Cash	(62,437)	157,257
Beginning Cash	183,952	152,628
Ending Cash	$121,515	$309,885

Supplemental Disclosures of Cash Flow Information
Interest paid	$133,712	$107,550
Income taxes paid	$—	$—

See accompanying notes to financial statements.

EAGAN LODGING INVESTORS II, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018 (unaudited)

1.                                      ORGANIZATION AND SUMMARY SIGNIFICANT ACCOUNTING POLICIES

Organization — Eagan Lodging Investors II, LLC (the “Company”) was formed and began operations on July 30, 1993.  The Company’s corporate office is located in Middleton, Wisconsin.  The Company owned and operated a Hampton Inn hotel in Eagan, Minnesota (the “Property”).

The Property was acquired by a wholly-owned subsidiary of Lodging Fund REIT III, Inc. (“LF REIT III”) on June 19, 2019, for $13.95 million (see Note 4).  The acquisition was accounted for as an asset acquisition in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”).

The accompanying financial statements have been prepared for the purpose of complying with the provisions of Article 3-05 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to the acquisition of a significant business to be included with certain filings with the SEC. The financial statements and related notes have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (‘‘GAAP’’).

Cash and Cash Equivalents—Cash includes cash in bank accounts.  The Company deposits cash with high-quality financial institutions. These deposits are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to an insurance limit of $250,000. At times, the Company’s cash balances may exceed federally insured levels.

Restricted Cash—Restricted cash consists of certain funds maintained in escrow accounts to fund future payments for property tax obligations and reserves for future capital expenditures.

Investment in Hotel Properties—The Company evaluates whether each hotel property acquisition should be accounted for as an asset acquisition or a business combination. If substantially all of the fair value of the gross assets acquired is concentrated in a single asset or a group of similar identifiable assets, then the transaction is considered to be an asset acquisition. All of the Company’s acquisitions since inception have been determined to be asset acquisitions. Transaction costs associated with asset acquisitions will be capitalized and transaction costs associated with business combinations will be expensed as incurred. The Company’s acquisitions generally consist of land, land improvements, buildings, building improvements, and furniture, fixtures and equipment (‘‘FF&E’’). The Company may also acquire intangible assets or liabilities related to in-place leases, management agreements, debt, franchise agreements and advanced bookings. The Company allocates the purchase price among the assets acquired and the liabilities assumed based on their respective fair values at the date of acquisition. The Company determines the fair value by using market data and independent appraisals available to us and making numerous estimates and assumptions.

The Company’s investments in hotel properties are carried at cost and are depreciated using the straight-line method over the estimated useful lives of 15 years for land improvements, 15 years for building improvements, 40 years for buildings and three to seven years for FF&E. Maintenance and repairs are expensed and major renewals or improvements to the hotel properties are capitalized. Interest used to finance the real estate under development is capitalized as an additional cost of development. The Company discontinues the capitalization of interest once the real estate development project is substantially complete.

The Company assesses the carrying value of its hotel properties whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. The recoverability is measured by comparing the carrying amount to the estimated future undiscounted cash flows which take into account current market conditions and the Company’s intent with respect to holding or disposing of the hotel properties. If the Company’s analysis indicates that the carrying value is not recoverable on an undiscounted cash flow basis, the Company will recognize an impairment loss for the amount by which the carrying value exceeds the fair value. The fair value is determined through various valuation techniques, including internally developed discounted cash flow models, comparable market transactions or third-party appraisals.

The use of projected future cash flows is based on assumptions that are consistent with a market participant’s future expectations for the travel industry and the economy in general and the Company’s expected use of the underlying hotel properties. The assumptions and estimates related to the future cash flows and the capitalization rates are complex and subjective in nature. Changes in economic and operating conditions that occur subsequent to a current impairment analysis and the Company’s ultimate use of the hotel property could impact the assumptions and result in future impairment losses to the hotel properties.

Accounts Receivable—Accounts receivable consist primarily of receivables due from hotel guests, which are uncollateralized customer obligations. Management determines the likelihood of collectability of receivables on an individual customer basis, based on length outstanding, likelihood of collecting, and the customer’s current economic status. The carrying amount of the accounts receivables is reduced by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected.

Revenue Recognition - Revenues consist of amounts derived from hotel operations, including room sales and other hotel revenues.  These revenues are recorded net of any sales and occupancy taxes collected from the hotel guests. All revenues are recorded on an accrual basis as they are earned. Any cash received prior to a guest’s arrival is recorded as an advance deposit from the guest and recognized as revenue at the time of the guest’s occupancy at the hotel property.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and certain expenses during the reporting period. Actual results could differ materially from the estimates in the near term.

Property Operating Expenses — Property operations expenses represent direct expenses of operating the Property and include personnel costs, maintenance and repairs, utilities, travel agent commissions, property taxes, and insurance costs.  Maintenance and repairs are charged to operations as incurred.

Franchise Fees—The Company pays initial fees related to hotel franchise rights prior to acquiring a hotel property. Initial franchise fees related to hotel properties that are acquired are amortized on a straight-line basis over the life of the agreement. Franchise fees on the accompanying statements of operations include the amortization of initial franchise fees, as well as monthly fees paid to franchisors for royalty, marketing, reservation fees and other related costs.

Deferred Financing Costs—Deferred financing costs represent commitment fees, origination fees, legal fees, and other costs associated with obtaining commitments for financing. Deferred financing costs are presented on the balance sheets as a direct deduction from the carrying amount of the related debt liability. These costs are amortized to interest expense over the terms of the respective financing agreements using the straight-line method, which approximates the effective interest method. The Company expenses unamortized deferred financing costs when the associated financing agreement is refinanced or repaid before maturity unless certain criteria are met that would allow for the carryover of such costs to the refinanced agreement.

Recent Accounting Pronouncements - In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). The core principle of the new standard is that revenue should be recognized to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 is effective for fiscal years beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. The Company is evaluating the impacts of the new standard and does not expect the adoption of the standard to have a material impact on the Company’s financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases” (“ASU No. 2016-02”) (Topic 842), which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). ASU No. 2016-02 requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase of the leased asset by the lessee. This classification will determine whether the lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right of use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales type leases, direct financing leases and operating leases. ASU No. 2016-02 is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. The Company is evaluating the impacts of the new standard and does not expect the adoption of the standard to have a material impact on the Company’s financial statements.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230), Restricted Cash, which is intended to reduce diversity in practice in the classification and presentation of changes in restricted cash in the statement of cash flows. Under this standard, restricted cash and restricted cash equivalents are included with cash and cash equivalents when reconciling the beginning of period and end of period total amounts shown in the statement of cash flows. ASU 2016-18 is effective for fiscal years beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019, and early adoption is permitted. The Company is evaluating the impacts of the new standard and does not expect the adoption of the standard to have a material impact on the Company’s financial statements.

2.   DEBT

On April 7, 2017, the Company entered into a $22.5 million loan agreement, which was used to pay off and refinance the existing debt on the property and fund the construction costs incurred in connection with renovating the Company’s hotel property.  The loan was collateralized by the Company’s hotel property as well as a property of an affiliated entity.  The loan had a variable interest rate equal to one-month LIBOR plus 2.30%, required interest only payments for the first 12 months and principal and interest payments thereafter with a balloon payment due at maturity in April 2024.  The interest rate on the loan at March 31, 2019 and 2018 was 4.79% and 4.18%, respectively.  The outstanding balance on the loan at March 31, 2019 and 2018 was $10,460,000 and $10,629,047, respectively.

3.              COMMITMENTS AND CONTINGENCIES

Litigation - The Property may be subject to legal claims in the ordinary course of business.  The Company is not aware of any legal proceedings of which the outcome is probable or reasonably possible to have a material adverse effect on the Company’s results of operations, cash flows or financial condition, which would require accrual or disclosure of the contingency and possible range of loss.

Environmental Matters - In connection with the ownership and operation of real estate, the Property may be liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

4.              SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for recognition or disclosure through September 13, 2019, the date these financial statements were available to be issued.

On June 19, 2019, the Company sold its hotel property for $13.95 million in cash to a wholly-owned subsidiary of LF REIT III.